UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2015 (April 10, 2015)

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

Alkermes plc (the “Company”) hereby amends its Current Report on Form 8-K dated April 13, 2015, for the purpose of filing as exhibits the Purchase and Sale Agreement referenced in Item 2.01 below and the pro forma financial information required by Item 9.01.

Item 2.01 Entry into a Material Definitive Agreement

On April 10, 2015, Alkermes Pharma Ireland Limited (“APIL”) and Eagle Holdings USA, Inc. (“Eagle,” and together with APIL, the “Sellers”), both indirect wholly-owned subsidiaries of the Company, completed the sale of a manufacturing facility in Gainesville, GA, the manufacturing and royalty revenue associated with products manufactured at that facility, and global rights to IV/IM and parenteral forms of Meloxicam (the “Disposition”) to Recro Pharma, Inc., a Pennsylvania corporation listed on Nasdaq (“Recro”) and Recro Pharma LLC (the “Acquisition Sub” and together with Recro, the “Purchasers”) pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”) entered into on March 7, 2015 among the Sellers, Daravita Limited (an indirect wholly-owned subsidiary of the Company), and the Purchasers.  The Disposition was effected through each of the Seller’s sale of a wholly-owned subsidiary to the Acquisition Sub.

Geraldine Henwood, President and Chief Executive Officer of Recro, was a member of the Board of Directors (the “Board”) of the Company prior to her resignation from the Board on March 7, 2015.

In accordance with the terms of the Purchase Agreement, at the closing of the Disposition, the Purchasers made an initial cash payment to Sellers of $50 million, a payment relating to the net working capital, and issued a seven-year warrant to APIL to purchase an aggregate of 350,000 shares of Recro common stock at a per share exercise price equal to $19.46, two times the closing price of Recro’s common stock on the day prior to closing.  APIL is also eligible to receive low double digit royalties on net sales of IV/IM and parenteral forms of Meloxicam and up to $120 million in milestone payments upon the achievement of certain regulatory and sales milestones related to IV/IM and parenteral forms of Meloxicam.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

Unaudited pro forma consolidated financial statements of the Company and its subsidiaries required by Item 9.01 are attached as Exhibit 99.1.

(d) Exhibits.

Exhibit
No.	Description
2.1+*	Purchase and Sale Agreement dated March 7, 2015
99.1 *	Unaudited pro forma consolidated financial statements required by Item 9.01

+                                         The schedules to the Purchase and Sale Agreement are not being filed herewith. The Purchase and Sale Agreement contains a list briefly identifying the contents of the schedules to such document. The Company undertakes to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.  Portions of the Purchase and Sale Agreement have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

*                                         Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: April 16, 2015	By:	/s/ James M. Frates
James M. Frates
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description
2.1+*	Purchase and Sale Agreement dated March 7, 2015
99.1 *	Unaudited pro forma consolidated financial statements required by Item 9.01

+                                         The schedules to the Purchase and Sale Agreement are not being filed herewith. The Purchase and Sale Agreement contains a list briefly identifying the contents of the schedules to such document. The Company undertakes to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.  Portions of the Purchase and Sale Agreement have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

*                                         Filed herewith.